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EXHIBIT 10.18

    STOCK OPTION AGREEMENT (hereinafter called this "Agreement") made as of this 27th day of November, 2000 between PerfectData Corporation, a California corporation (hereinafter called the "Corporation"), and Terry J. Baker (hereinafter called the "Optionee").

    WHEREAS, in accordance with the Consulting Agreement dated as of August 29, 2000 (the "Consulting Agreement") between the Corporation and the Optionee, the Corporation desires, in connection with the Optionee's service as a consultant to the Corporation, to provide the Optionee with an opportunity to acquire shares of the Corporation's Common Stock, no par value (hereinafter called the "Common Stock"), on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Corporation; and

    WHEREAS, the Optionee has been serving the Corporation as a consultant pursuant to the Consulting Agreement through the date hereof;

    NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Optionee hereby agree as follows:

    1.  Grant of Option.  The Board of Directors of the Corporation (the "Board") hereby grants to the Optionee, as of the date hereof (the "Date of Grant"), a stock option (the "Option") to purchase 20,000 shares of the Common Stock, subject to adjustment as provided in Section 8 hereof:

    2.  Exercise Price.  The Exercise Price of the shares of the Common Stock covered by the Option will be $3.00 per share (the "Exercise Price"), subject to adjustment as provided in Section 8 hereof.

    3.  Exercise of Option.  (a) Subject to earlier termination or cancellation as provided in this Agreement, the Option may be exercised from time to time, in whole or in part, on or prior to November 26, 2003 (the "Expiration Date") and as to not more than the 20,000 shares of the Common Stock originally subject thereto (subject to giving effort to any adjustment pursuant to Section 8 hereof and rounding any fraction to the nearest lower whole number).

    (b) An Option may be exercised as provided in this Section 3 by notice and payment to the Corporation as provided in Sections 7, 10 and 11 hereof.

    4.  Term and Rights as a Shareholder.  Subject to earlier termination or cancellation as provided in this Agreement, the Option will be exercisable only (a) on or prior to the Expiration Date and (b) as otherwise provided in Sections 5 and 6 hereof. The holder of the Option will not have any right to dividends or any other rights of a shareholder with respect to a share of the Common Stock subject to the Option until such share shall have been issued to him following exercise of the Option. Such issuance shall be evidenced by the appropriate entry on the books of the duly authorized transfer agent of the Corporation, provided that the date of issue shall not be earlier than the Exercise Date (as hereinafter defined in Section 7(b) hereof) with respect to such share.

    5.  Non-transferability of Option.  The Option will not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by him or, in the case of the Optionee's certified incompetency, his duly authorized legal representative(s). More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided in the preceding sentence) or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will

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cause the Option to terminate immediately upon the happening of any such event if the Board should, at any time, in its sole discretion, so elect by written notice to the Optionee (or to the person then entitled to exercise the Option under the provisions of the Plan); provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation may have under this Agreement, the Consulting Agreement or otherwise.

    6.  Exercise Upon Termination of Relationship.

    (a) If the Optionee ceases to be a consultant to the Corporation because of Cause (as hereinafter defined), the Option will forthwith terminate. The term "Cause" shall mean (i) an action by the Optionee involving dishonesty, fraud, embezzlement or any other crime with respect to the Corporation, whether before or after his service as a consultant, (ii) disclosing trade secrets or other confidential information of the Corporation or any subsidiary, whether before or after his service as a consultant, or (iii) while a consultant having entered into competition, directly or indirectly, with the Corporation or any subsidiary or having used the Corporation's or any subsidiary's facilities or premises for the conduct of illegal or unlawful activities, transactions or business.

    (b) If the Optionee dies prior to the Expiration Date of the Option, the Option may, subject to the provisions of Section 5 hereof, be exercised, by the estate of the Optionee, or the duly appointed representative, or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time within one year after the date of death, at the end of which period the Option will terminate unless terminated sooner as a result of the Expiration Date occurring prior thereto.

    (c) In no event set forth in this Agreement may the Option be exercised after the Expiration Date.

    7.  Method of Exercise of Option.

    (a) Subject to the terms and conditions of this Agreement, the Option will be exercisable by notice and payment to the Corporation in accordance with the procedure prescribed herein. Each such notice, which may be in the form of Exhibit A hereto, shall:

    (i)
    state the election to exercise the Option and the number of shares of the Common Stock in respect of which it is being exercised;

    (ii)
    be signed by the person or persons entitled to exercise the Option, including the address to which share certificates are to be delivered, and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option;

    (iii)
    be accompanied by payment in full of the purchase price for the shares of the Common Stock covered by the notice in the form of a check, bank draft or money order payable to the Corporation, or payment shall be made in any other manner permitted by Section 8(b) of the Corporation's Stock Option Plan of 2000, but only if such other method is approved by the Board of Directors of the Corporation for use by the Optionee at the time of exercise; and

    (iv)
    make such arrangements, if requested by the Corporation and in form and substance satisfactory to counsel to the Corporation, with respect to applicable withholding tax requirements, if any.

    (b) Upon receipt of a notice in accordance with subsection (a) of this Section 7 (such date and time of receipt being herein called the "Exercise Date"), the Option will be deemed to have been exercised with respect to such particular shares of the Common Stock if, and only if, the provisions of

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subsection (a) of this Section 7 and the provisions of Section 11 hereof shall have been complied with. Notwithstanding anything in this Agreement to the contrary, any notice of exercise given pursuant to the provisions of this Section 7 will be void and of no effect if all the provisions of subsection (a) of this Section 7 and the provisions of Section 11 shall not have been complied with. The certificate or certificates representing the shares of the Common Stock as to which the Option shall be exercised will be registered in the name of the person or persons exercising the Option and will be delivered, as soon as practicable after the Exercise Date, to the person or persons exercising the Option at the place specified in the notice of exercise of the Option, but only upon compliance with all of the provisions of this Agreement.

    (c) In the event that the Optionee shall exercise the Option for less than the total number of shares of the Common Stock subject to the Option, this Agreement shall be deemed automatically amended to reflect the reduced number of shares post-exercise, without the necessity of the Optionee surrendering this Agreement for issuance of a new agreement reflecting the reduced number of shares then still subject to the exercised Option. To evidence such amendment, the Corporation shall deliver to the Optionee (or such other permissible person executing the Option) a notice in the form of Exhibit B hereto.

    8.  Stock Dividend and Capital Changes.

    (a) In the event that the Corporation shall pay a stock dividend with respect to the Common Stock, the number of shares of the Common Stock subject to the Option shall be increased by the number of shares which would have been issuable to the holder if such holder had exercised the Option immediately prior to the record date related to the declaration and payment of such share dividend. The Exercise Price of the shares subject to the Option shall be appropriately adjusted as provided in subsection (d) of this Section 8.

    (b) If the Corporation shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of the Common Stock subject to the Option immediately prior to such subdivision shall be proportionately increased and, if the Corporation shall at any time combine the outstanding Common Stock by recapitalization, reclassification or combination thereof, the number of shares of the Common Stock subject to the Option immediately prior to such combination shall be proportionately decreased. The adjustment to the Exercise Price pursuant to subsection (d) of this Section 8 and the adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.

    (c) In case of any reclassification or capital reorganization of the outstanding shares of the Common Stock (other than a change covered by subsection (b) of this Section 8 which solely affects the par value of such shares of the Common Stock) or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation) or in the case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holder of the Option shall have the right thereafter (until the expiration of the right of exercise of the Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of the Common Stock obtainable upon the exercise of the Option immediately prior to such event. The provisions of this subsection (c) of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations, mergers or consolidations, sales or other transfers.

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    Anything in the preceding paragraph to the contrary notwithstanding, if the other corporation does not agree to assume any stock option of the Corporation, including the Option, or to substitute an equivalent option for any stock option of the Corporation, including the Option, in the case of a merger or consolidation or a sale of assets, then the Option shall terminate upon the consummation of the merger, consolidation or sale of assets.

    (d) Whenever the number of shares of the Common Stock purchasable upon the exercise of the Option is adjusted, as provided in this Section 8, the Exercise Price shall be adjusted (to the nearest one tenth of a cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of the Common Stock purchasable upon the exercise of the Option immediately prior to such adjustment and the denominator of which shall be the number of shares of the Common Stock so purchasable immediately thereafter.

    (e) Upon the occurrence of each event requiring an adjustment of the Exercise Price and the number of shares of the Common Stock obtainable upon exercise of the Option in accordance with, and as required by, the terms of this Section 8, the Corporation may employ a firm of certified public accountants (which may be the regular accountants for the Corporation) which shall compute the adjusted Exercise Price and the adjusted number of shares of the Common Stock purchasable at such adjusted Exercise Price by reason of such event in accordance with the provisions of this Section 8. The Corporation shall mail forthwith to the Optionee a copy of the certification containing such computation which shall be conclusive and shall be binding upon the Optionee and the Corporation.

    9.  Registration.

    (a) The Optionee understands that at the Date of Grant neither the Option nor the shares of the Common Stock subject to the Option and issuable upon the exercise thereof (the "Underlying Shares") have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Optionee represents that the Option is being, and the Underlying Shares (if not registered under the Securities Act on the Exercise Date) will be, acquired by him for investment for his own account and not with a view to, or in connection with, the sale or other distribution thereof. If the Underlying Shares are not registered under the Securities Act on the Exercise Date, the certificate or certificates for the Underlying Shares shall bear the following legend:

    "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be sold or transferred unless registered under the Securities Act or unless there is an opinion of counsel to the Company that the shares may be sold or transferred without violating Section 5 of the Securities Act."

    (b) In the event that, at the Exercise Date, the Optionee is required by the Securities Act, if he or she desires to sell the Underlying Shares, to deliver a prospectus complying with Section 10(a) of the Securities Act naming him as a selling stockholder, the certificate or certificates for the Underlying Shares shall bear the following legend:

    "The shares evidenced by this certificate have been registered under the Securities Act of 1933, as amended (the "Securities Act"); however, the holder is required under the Securities Act to use a prospectus to resell the shares. Accordingly, the shares may not be sold or transferred unless there is delivered an opinion of counsel to the Company that either (1) there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of such shares for sale or transfer, or (2) such shares may be sold without violating Section 5 of the Securities Act."

    (c) If at any time the Corporation proposes to register under the Securities Act (including for this purpose a registration effected by the Corporation for shareholders other than the Optionee) any

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shares of the Common Stock or other securities in connection with the public offering of such shares or securities solely for cash (other than pursuant to a registration statement on Form S-4 or S-8 or any successor form thereto), the Corporation shall, at such time promptly give to the Optionee written notice of such proposed registration. The Corporation shall, subject to the other provisions of this Section 9, cause to be registered under the Securities Act all of the Underlying Shares in the proposed registration unless, within 20 days after the mailing of the notice by the Corporation, the Optionee gives the Corporation notice that he does not want all or a portion of the Underlying Shares to be so registered.

    (d) If the registration involves an underwritten public offering, then

    (i)
    The Corporation shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter;

    (ii)
    The Optionee or any other permitted holder of the shares of the Underlying Shares participating in such underwriting shall also enter into, and perform his, her or its obligations under, the underwriting agreement; and

    (iii)
    In the event that the managing underwriter, in its sole discretion, shall determine that inclusion of the Underlying Shares would jeopardize the offering by the Corporation, then either (1) the Company shall include in the registration only such number of shares which the managing underwriter, in its sole discretion, shall determine will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders (including the Optionee) according to the total amount of securities entitled to be included therein owned by each such selling shareholder or in such other proportions as shall be mutually agreed by the selling shareholders) or (2) the offering by the Optionee or any other permitted holder of shares of the Underlying Shares shall be delayed for a period of 90 days from the effective date of the subject registration statement.

    (e) The Company shall bear and pay all expenses incurred in connection with the registration, filing and qualification, including (without limitation) all registration, filing and qualification fees, printing expenses and legal and accounting fees and expenses relating or apportionable thereto, but excluding underwriting discounts and commissions relating to the Underlying Shares and the fees and expenses of any counsel used by the Optionee or any other permitted holder of the Underlying Shares.

    (f)  The Company agrees to use its best efforts to cause the registration statement to be filed pursuant to this Section 9 to become effective and to remain effective for a period of one year from its effective date or for such lesser period (i) until all of the Underlying Shares are sold or (ii) as requested by the Optionee. Anything in this Section 9 to the contrary notwithstanding, the Company shall not be obligated to register the Underlying Shares or to keep the registration effective if counsel to the Company shall opine to the Transfer Agent for the Common Stock that the Optionee or his permitted transferees may sell all of the Underlying Shares pursuant to Rule 144 under the Securities Act or another exemption from the registration requirement of Section 5 of the Securities Act.

    (g) Anything in this Section 9 to the contrary notwithstanding, the Company may fulfill its registration commitment to the Optionee in the Consulting Agreement to register the Underlying Shares within one year by registering the Underlying Shares in a Registration Statement on Form S-8 if such Form may be used for such purpose under the rules and regulations of the Securities and Exchange Commission.

    10.  Notices.  Each notice relating to this Agreement will be in writing and delivered in person or by registered or certified mail or by express courier service to the proper address. All notices to the Corporation shall be addressed to it at its principal office, now at 110 West Easy Street, Simi Valley, CA 93065, attention of the Chief Executive Officer. All notices to the Optionee or other person or

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persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the address set forth below the Optionee's name following the Corporation's signature. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given in accordance with this Section 10.

    11.  Approval of Counsel.  The exercise of the Option and the issuance and delivery of the Underlying Shares shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including compliance with the requirements of the Securities Act, or corresponding provision of future law, and the Securities Exchange Act of 1934, as amended, or corresponding provision of future law, and the rules and regulations under each such Act, and the requirements of any stock exchange upon which the Common Stock may then be listed or, if applicable, of The Nasdaq Stock Market, Inc. (including its parent, the National Association of Securities Dealers, Inc.). In furtherance thereof, such counsel may request that the Optionee or other permissible person exercising the Option deliver such investment representation or other documents as such counsel deems necessary or appropriate.

    12.  Reservation of Shares.  The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the class of stock then subject to the Option as will be sufficient to satisfy the requirements of this Agreement.

    13.  Disputes.  Any dispute or disagreement which arises under, or as a result of, or in any way relates to, the interpretation, construction or application of this Agreement will be resolved by the Board. Any such resolution made hereunder shall be final, binding and conclusive for all purposes upon all persons. In the event of a difference between the terms and conditions of this Agreement and those of the Consulting Agreement, the terms and conditions of this Agreement shall govern.

    14.  Limitation of Action.  The Optionee agrees that every right of action accruing to him and arising out of, or in connection with, this Agreement against the Corporation will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

    15.  Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signature thereto were upon the same instrument.

    16.  Benefits of Agreement.  This Agreement will inure to the benefit of, and be binding upon, each successor and assign of the Corporation. All obligations imposed upon the Optionee and all rights granted to the Corporation under this Agreement will be binding upon the Optionee's heirs, legal representatives and successors.

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    IN WITNESS WHEREOF, the Corporation and the Optionee have caused this Agreement to be executed as of March 2, 2001.

PERFECTDATA CORPORATION
By:	/s/ HARRIS SHAPIRO Chairman of the Board and Chief Executive Officer
/s/ TERRY J. BAKER Signature of Optionee
Terry J. Baker Name of Optionee
1595 Rogatta Road Laguna Beach, CA 92651 (Address of Optionee)

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EXHIBIT A
ELECTION TO PURCHASE

To PerfectData Corporation:

  110 West Easy Street
  Simi Valley, CA 93065
  Attention: Chief Executive Officer

    The undersigned hereby irrevocable elects to exercise the Option expiring November 26, 2003 to purchase            shares of the Common Stock issuable upon the exercise of the Option and requests that a certificate for such shares shall be issued in the name of

(Name)
(Address)
(Taxpayer Social Security Number)
and be delivered to
(Name)
at
(Address)
Dated:	,

Name of holder of Option:

(Please Print)
(Address)
(Signature)

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EXHIBIT B
NOTICE AS TO PARTIAL EXERCISE
BY

To:		Date:

(Address)

    WHEREAS, you are the named Optionee in a Stock Option Agreement dated as of September 7, 2000 and have exercised an Option expiring November 26, 2003 (the "Exercised Option") as to            shares;

    PLEASE TAKE NOTICE that the Stock Option Agreement is, by its terms, automatically amended so that the Option now covers only             shares.

PERFECTDATA CORPORATION
By:
(Title)

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  EXHIBIT 10.18
EXHIBIT A ELECTION TO PURCHASE
EXHIBIT B NOTICE AS TO PARTIAL EXERCISE BY